MTBC Reports First Quarter 2017 Results and Reaffirms 2017 Guidance

Company Reports 61% Quarterly Revenue Growth

●	Revenue of $8.2 million for the quarter, 61% growth over first quarter 2016

●	GAAP net loss of $2.7 million, a 33% reduction from fourth quarter 2016

●	Non-GAAP adjusted net income of ($852,000), or ($0.08) per share for the quarter

●	Adjusted EBITDA of ($313,000) for the quarter, a 62% reduction from fourth quarter 2016

SOMERSET, N.J. – May 10, 2017 (Marketwired) — Medical Transcription Billing, Corp. (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for first quarter 2017 and reaffirmed guidance for fiscal year 2017. The company’s management will conduct a conference call later today, Wednesday, May 10, 2017, at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

“We are pleased to announce a second consecutive quarter with greater than 60% year-over-year revenue growth,” said Mahmud Haq, MTBC Chairman and Chief Executive Officer. “Even more exciting is the fact that our GAAP net loss improved by 33% and our adjusted EBITDA showed a 62% improvement, both as compared to the fourth quarter 2016. As we have reduced expenses from our 2016 acquisitions, we are seeing improvements in our profit margins, and are on track to achieve positive adjusted EBITDA in the second quarter and full year 2017.”

“Having recently completed most of our acquisition-related cost rationalization, and with our organic growth initiatives producing promising results, we look forward to demonstrating the earnings capabilities of our business model,” said Stephen Snyder, MTBC President. He continued, “We’re pleased that our growth efforts are yielding positive results – and we believe that the nationwide rollout of talkEHR™, our game-changing SaaS electronic health record solution, will further accelerate organic growth.”

Three Months Financial Results

Revenues for first quarter 2017 were $8.2 million, an increase of 61% compared to $5.1 million in the same period last year. The increase was primarily due to the MediGain acquisition.

The first quarter 2017 GAAP net loss was $2.7 million, 33% of net revenue, compared to a GAAP net loss of $2.0 million in the same period last year. The GAAP net loss is largely a result of non-cash amortization and depreciation expense of $1.5 million, and increased primarily as a result of the MediGain acquisition.

Depreciation and amortization increased by $306,000 or 25% due to the MediGain acquisition. The increase in net loss is also partly due to restructuring charges of $276,000 recorded during the first quarter 2017. We have now closed our offices in Poland and Bangalore, India and shifted the work to our teams in Pakistan and Sri Lanka, to gain operating efficiencies. In addition, our interest costs increased from $141,000 to $279,000, due to higher debt balances.

“The first quarter 2017 GAAP net loss represents a decrease of $1.3 million from the $4.0 million net loss in our prior quarter, as a result of significant cost savings during our first six months after acquiring MediGain,” said Bill Korn, MTBC Chief Financial Officer. “Our direct operating costs were reduced by $901,000 or 15% quarter-over-quarter, largely by eliminating expensive subcontractors and moving work to high-quality, cost-effective offshore employees, and our general & administrative expenses were reduced by $1.3 million or 30% quarter-over-quarter due to reduced transaction costs and stock-based compensation expenses, and by closing expensive offices. In addition to these expense reductions, which will continue in future periods, there were additional savings achieved during the first quarter of 2017 which will be fully reflected in our second quarter 2017 results.”

The GAAP net loss for first quarter 2017 was $0.29 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

Non-GAAP adjusted net income for first quarter 2017 was ($852,000), or ($0.08) per share, compared to the non-GAAP adjusted net income of ($217,000) in the same period last year. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding, including shares which are part of contingent consideration.

Adjusted EBITDA for first quarter 2017 was ($313,000), or (3.8%) of revenue, compared to adjusted EBITDA of $65,000, or 1.3% of revenue, in the same period last year.

“The first quarter 2017 adjusted EBITDA represents an improvement of $500,000 or 62% from the ($813,000) adjusted EBITDA in our prior quarter, which reflects the significant cost savings during our first six months after acquiring MediGain,” continued Bill Korn. “The negative adjusted EBITDA during fourth quarter 2016 and first quarter 2017 were anticipated due to the MediGain acquisition, as we anticipated that it would take six months to wring out sufficient excess costs to turn the newly acquired business profitable. We anticipate a return to positive adjusted EBITDA starting next quarter, and since our business now has a higher scale, we anticipate the ability to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA than we ever have before.”

“The difference of $2.4 million between adjusted EBITDA and the GAAP net loss in the first quarter of 2017 reflects $1.5 million of non-cash amortization and depreciation expense, $129,000 of stock-based compensation, $459,000 of integration and transaction costs and restructuring charges related to recent acquisitions, $60,000 of provision for taxes, and $276,000 of net interest expense, offset by a $11,000 decrease in the contingent consideration liability,” says Bill Korn. Management believes that our non-GAAP metrics are closer to reflecting our operating cash flow, and we will focus on driving positive adjusted EBITDA during 2017.

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2017 Full Year Guidance

MTBC is reiterating the following forward-looking guidance for the fiscal year ending December 31, 2017:

For the Fiscal Year Ending December 31, 2017 Forward-Looking Guidance
Revenue	$30 – $31 million
Adjusted EBITDA	$2.0 – $2.5 million

The Company anticipates full year 2017 revenue of approximately $30 to $31 million, which represents growth of 22% to 27% over 2016 revenue. We expect adjusted EBITDA to be $2.0 to $2.5 million for full year 2017, anticipating that second quarter 2017 will return to positive adjusted EBITDA, and each successive quarter will be positive and reflect growth.

Cash Balance and Liquidity

As of March 31, 2017, the Company had $1.2 million in cash and a working capital deficiency of approximately $9.6 million. The Company’s stockholders’ equity was approximately $4.2 million. In order to satisfy its existing obligations, the Company believes additional funding will be necessary, which might be in the form of sales of additional shares of its Series A Preferred Stock, its common stock, or some other instrument. The Company may in the future seek additional capital from public or private offerings of its capital stock or it may elect to borrow additional amounts under new credit lines or from other sources. If the Company issues equity or debt securities to raise additional funds, its existing stockholders may experience dilution, it may incur significant financing costs, and the new equity or debt securities may have rights, preferences and privileges senior to those of its existing stockholders.

MTBC Common Stock

MTBC’s common stock has recorded a closing bid at or above $1.00 per share for the last 10 trading days. It is likely that we will receive notification from Nasdaq that we are in compliance with their minimum listing requirements, and this will avert the need to effect a reverse stock split.

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Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Wednesday, May 10, 2017, to discuss the first quarter 2017 results. The conference call will be accessible by dialing 844-802-2438, or 412-317-5131 for international callers, and referencing “MTBC First Quarter 2017 Earnings Call.” An audio webcast of the call will be available live and archived on MTBC’s investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through September 30, 2017. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10105457.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,249,850	$3,476,880
Accounts receivable - net of allowance for doubtful accounts of $272,000 and $156,000 at March 31, 2017 and December 31, 2016, respectively	3,917,773	4,330,901
Current assets - related party	13,200	13,200
Prepaid expenses and other current assets	531,186	618,501
Total current assets	5,712,009	8,439,482
Property and equipment - net	1,526,952	1,588,937
Intangible assets - net	4,569,773	5,833,706
Goodwill	12,178,868	12,178,868
Other assets	384,657	282,713
TOTAL ASSETS	$24,372,259	$28,323,706
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,756,410	$1,905,131
Accrued compensation	1,692,412	2,009,911
Accrued expenses	1,306,964	1,236,609
Deferred rent (current portion)	62,225	61,437
Deferred revenue (current portion)	26,207	41,666
Accrued liability to related party	16,626	16,626
Borrowings under line of credit	2,000,000	2,000,000
Current portion of long-term debt	2,666,667	2,666,667
Notes payable - other (current portion)	5,099,971	5,181,459
Contingent consideration (current portion)	506,961	535,477
Dividend payable	202,579	202,579
Total current liabilities	15,337,022	15,857,562
Long - term debt, net of discount and debt issuance costs	3,422,820	4,033,668
Notes payable - other	149,252	166,184
Deferred rent	416,425	433,186
Deferred revenue	27,027	26,673
Contingent consideration	387,750	394,072
Deferred tax liability	399,530	345,530
Total liabilities	20,139,826	21,256,875
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 shares; issued and outstanding 294,656 shares at March 31, 2017 and December 31, 2016	295	295
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 10,915,685 and 10,792,352 shares at March 31, 2017 and December 31, 2016, respectively; outstanding, 10,174,886 and 10,051,553 shares at March 31, 2017 and December 31, 2016, respectively	10,916	10,793
Additional paid-in capital	25,954,149	26,038,063
Accumulated deficit	(20,652,175)	(17,944,230)
Accumulated other comprehensive loss	(418,752)	(376,090)
Less: 740,799 common shares held in treasury, at cost at March 31, 2017 and December 31, 2016	(662,000)	(662,000)
Total shareholders’ equity	4,232,433	7,066,831
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,372,259	$28,323,706

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31,
	2017	2016
NET REVENUE	$8,220,074	$5,109,849
OPERATING EXPENSES:
Direct operating costs	5,222,736	2,301,379
Selling and marketing	355,511	343,541
General and administrative	2,986,663	2,909,838
Research and development	280,849	190,786
Change in contingent consideration	(11,188)	(44,753)
Depreciation and amortization	1,519,545	1,213,510
Restructuring charges	275,628	-
Total operating expenses	10,629,744	6,914,301
OPERATING LOSS	(2,409,670)	(1,804,452)
OTHER:
Interest income	3,421	7,076
Interest expense	(279,425)	(141,358)
Other income (expense) - net	38,031	(2,072)
LOSS BEFORE INCOME TAXES	(2,647,643)	(1,940,806)
Income tax provision	60,302	42,780
NET LOSS	$(2,707,945)	$(1,983,586)

Preferred stock dividend	202,579	159,236
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,910,524)	$(2,142,822)
Loss per common share:
Basic and diluted loss per share	$(0.29)	$(0.21)
Weighted-average basic and diluted shares outstanding	10,172,108	10,084,928

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

	2017	2016
OPERATING ACTIVITIES:
Net loss	$(2,707,945)	$(1,983,586)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,519,545	1,213,510
Deferred rent	(12,556)	(9,399)
Deferred revenue	(15,105)	(14,034)
Provision for doubtful accounts	164,745	21,941
Foreign exchange (gain) loss	(30,646)	26,935
Interest accretion on debt	55,819	41,753
Non-cash restructuring charges	17,001	-
Stock-based compensation expense	129,347	489,422
Change in contingent consideration	(11,188)	(44,753)
Changes in operating assets and liabilities:
Accounts receivable	248,383	(237,570)
Other assets	86,883	30,882
Accounts payable and other liabilities	(311,732)	61,272
Net cash used in operating activities	(867,449)	(403,627)
INVESTING ACTIVITIES:
Capital expenditures	(212,117)	(102,646)
Cash paid for acquisitions	-	(1,250,000)
Net cash used in investing activities	(212,117)	(1,352,646)
FINANCING ACTIVITIES:
Contingent consideration payments	(23,650)	-
Proceeds from long term debt, net of costs	-	1,908,141
Repayments of debt obligations	(764,791)	(237,777)
Proceeds from line of credit	-	2,000,000
Repayments of line of credit	-	(2,000,000)
Registration statement and bank costs	(126,217)	(20,000)
Preferred stock dividends paid	(202,579)	(159,236)
Purchase of common shares	-	(427,123)
Net cash (used in) provided by financing activities	(1,117,237)	1,064,005
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(30,227)	19,808
NET DECREASE IN CASH	(2,227,030)	(672,460)
CASH - Beginning of the period	3,476,880	8,039,562
CASH - End of period	$1,249,850	$7,367,102
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$-	$91,110
Contingent consideration resulting from acquisitions	$-	$430,000
Dividends declared, not paid	$202,579	$159,236
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$8,017	$16,420
Interest	$129,549	$89,495

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended
	March 31,
	2017	2016
	($ in thousands)
Net revenue	$8,220	$5,110

GAAP net loss	$(2,708)	$(1,984)

Provision for income taxes	60	43
Net interest expense	276	134
Other (income) expense - net	(38)	2
Stock-based compensation expense	129	489
Depreciation and amortization	1,520	1,214
Integration and transaction costs	459	212
Change in contingent consideration	(11)	(45)
Adjusted EBITDA	$(313)	$65

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Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended
	March 31,
	2017	2016
	($ in thousands)
GAAP net loss	$(2,708)	$(1,984)

Other (income) expense - net	(38)	2
Stock-based compensation expense	129	489
Amortization of purchased intangible assets	1,263	1,072
Integration and transaction costs	459	212
Change in contingent consideration	(11)	(45)
Income tax expense related to goodwill	54	37
Non-GAAP adjusted net income	$(852)	$(217)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on March 31, 2017 and 2016 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

	Three Months Ended
	March 31,
	2017	2016
GAAP net loss per share	$(0.29)	$(0.21)

GAAP net loss per end-of-period share	(0.26)	(0.19)
Other (income) expense - net	0.00	0.00
Stock-based compensation expense	0.01	0.05
Amortization of purchased intangible assets	0.12	0.10
Integration and transaction costs	0.04	0.02
Change in contingent consideration	0.00	0.00
Income tax expense related to goodwill	0.01	0.00
Non-GAAP adjusted net income per share	$(0.08)	$(0.02)

End-of-period shares	10,423,511	10,299,343

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	Three Months Ended
	March 31,
	2017	2016
Basic shares outstanding	10,174,886	10,050,718
Shares recorded as contingent consideration	248,625	248,625
End-of-period shares	10,423,511	10,299,343

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and changes in contingent consideration.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, transaction costs, integration costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

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In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other (income) expense – net. Other (income) expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes customer incentives paid in stock and related fees, as well as cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements, and restructuring charges arising from discontinued operations. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133

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